Exhibit 99.1

Press Release dated May 9, 2003, reporting the results of operations of VantageMed Corporation for the first quarter of 2003

VantageMed Announces First Quarter 2003 Results

RANCHO CORDOVA, Calif.—May 9, 2003—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the quarter ended March 31, 2003. Total revenue for the quarter ended March 31, 2003 was down slightly to $5.3 million from $5.4 million for the quarter ended March 31, 2002 and was down from $5.7 million for the quarter ended December 31, 2002.  Net loss for the quarter ended March 31, 2003 was ($965,000), or ($0.11) per basic and diluted share, compared to ($2.1) million, or ($0.25) per basic and diluted share, for the quarter ended March 31, 2002 and ($763,000), or ($0.09) per basic and diluted share, for the quarter ended December 31, 2002.

Net loss before interest, taxes, depreciation and amortization (EBITDA) totaled ($722,000) for the quarter ended March 31, 2003 compared to ($1.8) million for the quarter ended March 31, 2002 and ($480,000) for the quarter ended December 31, 2002.  We present EBITDA because we believe it provides an alternative measure by which to evaluate our performance.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.  We adopted the fair value method of accounting for stock options in the first quarter of 2003.  Our first quarter 2003 EBITDA and net loss include a $2,000 expense for stock-based compensation and an additional $108,000 of restructuring expense related to the idle facilities we have available for sublease in Boulder, Colorado.

We used $93,000 of cash for operations in the quarter ended March 31, 2003 compared to cash used for operations of $1.5 million in the quarter ended March 31, 2002 and cash provided by operations of $63,000 in the quarter ended December 31, 2002.  The decrease in cash used from the first quarter of 2002 to the first quarter of 2003 is primarily due to operating expense reductions as a result of the restructuring plan we implemented in 2002.  The increase in cash usage from the fourth quarter of 2002 to the first quarter of 2003 was primarily due to cash payments made in connection with our annual audit and SEC filings.

Richard M. Brooks, Chairman and Chief Executive Officer, said, “Traditionally, the first quarter has been a tough one for our industry, especially this year with the tight economic environment and the war.  Our revenues are down from the fourth quarter but continue to be on track for fiscal year 2003.  Our sales activity and sales pipeline continue to be robust and we are pleased with the release of new product enhancements.  Our first quarter results also reflect control of our operating expenses, which continues to be a focus for VantageMed.  Our cash and investment balances remain stable at $3.2 million.”

Mr. Brooks added, “We have seen substantial interest in our SecureConnect EDI transaction services and we are pleased to see continued solid growth in this arena.”

We will be hosting a conference call related to our first quarter 2003 earnings today, May 9, 2003 at 11:00 A.M. Eastern Time and will be broadcasting the call live over the Internet at http://www.firstcallevents.com/service/ajwz381106803gf12.html.  A direct link will also be available on our website at www.vantagemed.com and a playback of the call will be available on our website for 120 days.

VantageMed is a provider of healthcare information systems and services distributed to over 12,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements. These risks and uncertainties include risks related to our failure to improve our operating cash flow, the inability of our restructuring efforts to improve profitability and our inability to increase our revenues or to grow the sales of our products.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest report on Form 10-KSB filed with the SEC and available on its website at www.sec.gov.

CONTACT:

VantageMed Corporation

Investor Relations

Liesel Loesch

(916) 638-4744, ext. 213

investor@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Mar. 31 2003	Dec. 31 2002	Mar. 31 2002
Revenues:
Software and systems	$1,220	$1,483	$1,323
Customer support	2,913	3,079	2,945
Electronic services	1,205	1,175	1,118
Total revenues	5,338	5,737	5,386

Cost of revenues:
Software and systems	520	594	436
Customer support	1,830	1,809	1,923
Electronic services	820	836	754
Total cost of revenues	3,170	3,239	3,113

Total gross margin	2,168	2,498	2,273

Operating expenses:
Selling, general and administrative	2,243	2,490	2,951
Product development	537	488	1,142
Depreciation and amortization	242	289	325
Stock-based compensation	2	—	—
Restructuring charges	108	(14)	—
Total operating costs and expenses	3,132	3,253	4,418
Loss from operations	(964)	(755)	(2,145)
Interest and other income (expense):
Interest income	25	30	76
Interest and other expense	(26)	(38)	(52)
Total interest and other income (expense), net	(1)	(8)	24
Net loss	$(965)	$(763)	$(2,121)
Basic and diluted net loss per share	$(0.11)	$(0.09)	$(0.25)
Weighted-average shares-basic and diluted	8,474	8,474	8,536

Reconciliation of GAAP net loss to EBITDA:
GAAP net loss	$(965)	$(763)	$(2,121)
Depreciation and amortization	242	289	325
Interest (income) expense, net	1	(6)	(24)
EBITDA	$(722)	$(480)	$(1,820)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(965)	$(2,121)
Adjustments to reconcile net loss to net cash used for operating activities -
Depreciation and amortization	242	325
Loss on disposal of property, plant and equipment	—	1
Bad debt expense	—	10
Stock-based compensation	2	—
Changes in assets and liabilities -
Accounts receivable	264	377
Inventories	(6)	11
Prepaid expenses and other	55	82
Accounts payable and accrued liabilities	131	(278)
Customer deposits and deferred revenue	184	52
Net cash used for operating activities	(93)	(1,541)
Cash flows from investing activities:
Purchases of property and equipment	(82)	(46)
Proceeds from maturity of investments	506	3,017
Proceeds from sale of property and equipment	—	17
Repayment of notes receivable	17	—
Net cash provided by investing activities	441	2,988
Cash flows from financing activities:
Principal payments on long-term debt	(121)	(126)
Net cash used for financing activities	(121)	(126)
Net increase in cash and cash equivalents	227	1,321
Cash and cash equivalents, beginning of period	1,440	2,792
Cash and cash equivalents, end of period	$1,667	$4,113

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

(Unaudited)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,667	$1,440
Short-term investments	746	1,242
Accounts receivable, net of allowance of $109 and $171, respectively	1,648	1,912
Current portion of notes receivable	67	81
Inventories, net	216	210
Prepaid expenses and other	299	354
Total current assets	4,643	5,239
Long-term investments	799	804
Notes receivable, net of current portion	2	5
Property and equipment, net	597	655
Intangibles, net	3,159	3,261
Total assets	$9,200	$9,964
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$473	$499
Accounts payable	983	829
Accrued liabilities	2,225	2,248
Customer deposits and deferred revenue	2,940	2,756
Total current liabilities	6,621	6,332
Long-term debt, net of current portion	460	555
Total liabilities	7,081	6,887

Stockholders’ equity:
Common stock, $0.001 par value, 20,000,000 shares authorized; 8,473,999 shares issued and outstanding in 2003 and 2002	8	8
Additional paid-in capital	72,513	72,511
Accumulated other comprehensive income	33	28
Accumulated deficit	(70,435)	(69,470)
Total stockholders’ equity	2,119	3,077
Total liabilities and stockholders’ equity	$9,200	$9,964